As filed with the Securities and Exchange Commission
on April 21, 1997                                               REGISTRATION NO.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                               T R FINANCIAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                    11-3154382
(STATE OR OTHER JURISDICTION OF INCORPORATION OR          (I.R.S. EMPLOYER
               ORGANIZATION)                             IDENTIFICATION NO.)


                              1122 Franklin Avenue
                           Garden City, New York 11530
                                 (516) 742-9300
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                       T R FINANCIAL CORP. 1993 INCENTIVE
                                STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                                 ---------------

                                John M. Tsimbinos
                Chairman of the Board and Chief Executive Officer
                               T R Financial Corp.
                              1122 Franklin Avenue
                           Garden City, New York 11530
                                 (516) 742-9300

                                    Copy to:

                           Douglas J. McClintock, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 39th Floor
                            New York, New York 10048
                                 (212) 912-7400
     (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER AND AREA CODE,
                             OF AGENT FOR SERVICE)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of Securities to            Amount to be Registered(1) Proposed Maximum Offering  Proposed Maximum             Amount of
 be Registered                                                 Price Per Share(2)       Aggregate Offering Price(2) Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value      600,000 shares                 $34.35                  $20,609,925                $6,245.43
===================================================================================================================================

(1) This registration statement pertains to the registration of additional shares which may be issued pursuant to the T R Financial Corp. 1993 Incentive Stock Option Plan, as amended and restated effective as of January 23, 1997 (the "Plan"). A total of 688,275 shares issuable under the Plan were previously registered under the Securities Act of 1933, as amended ("Securities Act") on a Form S-8 Registration Statement filed with the Commission on April 20, 1994.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act, pursuant to which 120,100 shares subject to outstanding options are deemed to be offered at the exercise price of $33.75 per share, 7,000 shares subject to outstanding options are deemed to be offered at the exercise price of $34.50 per share and 472,900 shares that may be acquired through the exercise of options granted in the future are deemed to be offered at $34.50 per share, the average of the high and low per share prices of the common stock as reported on the Nasdaq Stock Market at the close of business on April 17, 1997.

                      REGISTRATION OF ADDITIONAL SECURITIES

                  This registration statement relates to the registration of 600,000 additional shares under the T R Financial Corp. 1993 Incentive Stock Option Plan, as amended and restated as of January 23, 1997, which additional shares were approved by the stockholders of the Registrant on April 21, 1997. Pursuant to General Instruction E of Form S-8, the Registrant incorporates by reference the contents of the earlier Registration Statement on Form S-8, Registration No. 33-77994.



ITEM 8.   EXHIBITS.

          4 T R Financial Corp. 1993 Incentive Stock Option Plan, amended and restated effective as of January 23, 1997.

          5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.

          23.1   Consent of KPMG Peat Marwick LLP.

          23.2 Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Garden City, State of New York on the 21st day of April, 1997.

                                       T R Financial Corp.
                                       (Registrant)


                                       By: /s/ John M. Tsimbinos
                                           -------------------------
                                           John M. Tsimbinos
                                           Chairman of the Board and
                                           Chief Executive Officer

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                         TITLE                              DATE
                  ---------                                         -----                              ----

/s/ John M. Tsimbinos                            Chief Executive Officer and                   April 21, 1997
----------------------                           Chairman of the Board (Principal
John M. Tsimbinos                                Executive Officer)

/s/ Dennis E. Henchy                             Executive Vice President and                  April 21, 1997
----------------------                           Chief Financial Officer (Principal
Dennis E. Henchy                                 Financial and Accounting Officer)

/s/ A. Gordon Nutt                               President, Chief Administrative               April 21, 1997
---------------------                            Officer and Director
A. Gordon Nutt

/s/ Maureen E. Clancy                            Director                                      April 21, 1997
---------------------
Maureen E. Clancy

/s/ Robert F. Eisen                              Director                                      April 21, 1997
-------------------
Robert F. Eisen

/s/ Michael P. Galgano                           Director                                      April 21, 1997
----------------------
Michael P. Galgano

/s/ Leonard Genovese                             Director                                      April 21, 1997
---------------------
Leonard Genovese

/s/ Edward J. Kowatch                            Director                                      April 21, 1997
---------------------
Edward J. Kowatch

/s/ Ernest L. Loser                              Director                                      April 21, 1997
-------------------
Ernest L. Loser

/s/ John C. Mesloh                               Director                                      April 21, 1997
------------------
John C. Mesloh

/s/ James E. Orr, Jr.                            Director                                      April 21, 1997
---------------------
James E. Orr, Jr.

/s/ Spiros J. Voutsinas                          Director                                      April 21, 1997
-----------------------
Spiros J. Voutsinas

                                       -4-

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                         DESCRIPTION
------                         -----------

4      T R Financial Corp. 1993 Incentive Stock Option Plan, amended and restated effective as of January 23, 1997 ..............................

5      Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.............................

23.1   Consent of KPMG Peat Marwick LLP........................................

23.2   Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).......


                                           -5-